UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CARDINAL BANKSHARES CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Preliminary Copy

CARDINAL BANKSHARES CORPORATION

101 Jacksonville Circle

P. O. Box 215

Floyd, Virginia 24091

540-745-4191

Dear Fellow Shareholders:

We cordially invite you to attend the 2012 Annual Meeting of Shareholders of Cardinal Bankshares Corporation to be held in the Bank of Floyd Conference Room (located adjacent to the Bank of Floyd) at 101 Jacksonville Circle, Floyd, Virginia on [            , May     ], 2012, at 2:00 p.m.

The attached Notice of the 2012 Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. At the Annual Meeting, shareholders will vote to elect six directors of Cardinal Bankshares Corporation.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. We urge you to vote and submit your proxy by mail as promptly as possible to ensure the presence of a quorum for the meeting. Please complete, sign, date and return promptly the enclosed WHITE proxy card. A postage-prepaid envelope is enclosed for your convenience. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so and your proxy will have no further effect. If your shares are held in the name of a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf, or, if you plan to attend the meeting and wish to vote in person, bring with you a legal proxy from your broker or nominee to confirm your ownership of shares.

After the Annual Meeting, shareholders are invited to remain for light refreshments and visiting.

The Board of Directors and management of Cardinal Bankshares Corporation appreciate your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Leon Moore
Chairman of the Board, President and Chief Executive Officer

Floyd, Virginia

April [    ], 2012

Preliminary Copy

CARDINAL BANKSHARES CORPORATION

101 Jacksonville Circle

P. O. Box 215

Floyd, Virginia 24091

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cardinal Bankshares Corporation (“Cardinal”) will be held on [            , May     ], 2012, at 2:00 p.m., in the Bank of Floyd Conference Room (located adjacent to the Bank of Floyd) at 101 Jacksonville Circle, Floyd, Virginia, for the following purposes:

1.	The election of six directors until the 2013 Annual Meeting of Shareholders; and

2.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The Board of Directors of Cardinal has fixed the close of business on April [    ], 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Leon Moore
Chairman of the Board, President and Chief Executive Officer

Floyd, Virginia

April [    ], 2012

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

If you have any questions or need assistance in voting your shares, please call or contact our proxy solicitor, Regan & Associates, Inc., which is assisting Cardinal, toll-free at (800) 737-3426.

Preliminary Copy

CARDINAL BANKSHARES CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY [    ], 2012

GENERAL INFORMATION

This proxy statement is furnished to holders of common stock of Cardinal Bankshares Corporation (“Cardinal”) in connection with the solicitation by and on behalf of the Board of Directors of Cardinal of the enclosed proxy to be used at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Cardinal to be held in the Bank of Floyd Conference Room (located adjacent to the Bank of Floyd) at 101 Jacksonville Circle, Floyd, Virginia, on [            , May     ], 2012, at 2:00 p.m., and at any adjournment thereof. The principal executive offices of Cardinal are located at 101 Jacksonville Circle, P. O. Box 215, Floyd, Virginia 24091. The approximate mailing date of this Proxy Statement and the accompanying proxy is April [    ], 2012.

Important Notice Regarding the Availability of Proxy Material for the Shareholder Meeting to Be Held on May [    ], 2012: The Notice of the Annual Meeting, this Proxy Statement and accompanying proxy card, and Cardinal’s Annual Report on Form 10-K for the year ended December 31, 2011, are available on the Internet at the following website: www.bankoffloyd.com/2012proxy.

Please note that Schaller Equity Partners, a North Carolina Limited Partnership (“Schaller Equity Partners”), a shareholder, previously announced its intention to nominate five individuals for election as directors at the Annual Meeting. On March 30, 2012, the Coalition to Improve the Bank of Floyd filed preliminary proxy materials with the Securities and Exchange Commission (“SEC”) indicating its intention to solicit proxies in support of the five director nominees named in such materials. The members of the Coalition to Improve the Bank of Floyd are Schaller Equity Partners, Schaller Investment Group Incorporated, Schaller Equity Management, Inc., Douglas E. Schaller, Coalition Proxy Holding and Voting SPV, Inc., John Paul Houston and James W. Shortt. For the purposes of this Proxy Statement, we refer to the Coalition to Improve the Bank of Floyd and its members collectively as the “Schaller Coalition.” You may receive solicitation materials from the Schaller Coalition and affiliated persons seeking your vote.

The Board unanimously recommends a vote “FOR” the election of each of the Board’s nominees on the enclosed “WHITE” proxy card and urges you not to sign or return or vote any proxy card sent to you by the Schaller Coalition. If you have already voted using a proxy card sent to you by the Schaller Coalition, you can revoke it by signing and dating the enclosed “WHITE” proxy card and returning it in the postage-prepaid envelope provided. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.

SOLICITATION OF PROXIES

The cost of this proxy solicitation will be borne by Cardinal. Cardinal will pay the costs of its effort in soliciting and obtaining proxies, specific to our proxy, including the cost of reimbursing banks, brokers and custodians for forwarding proxy materials to shareholders. Solicitations of proxies may be made by directors, officers and employees of Cardinal, without extra compensation, by mail, electronic mail, personal contact, telephone or facsimile. Cardinal has engaged Regan & Associates, Inc. to assist it in the distribution and solicitation of proxies for a fee of $35,000. Cardinal’s expenses related to the solicitation in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of Cardinal’s regular employees and officers are expected to be approximately $[        ], of which approximately $[        ] has been spent to date. Appendix A sets forth information relating to Cardinal’s directors, director nominees, officers and employees, which individuals are considered “participants” in the solicitation under the rules of the SEC by reason of their position as directors or director nominees or because they may be soliciting proxies on Cardinal’s behalf.

VOTING OF PROXIES

The shares of common stock represented by the accompanying WHITE proxy card, if properly signed and returned to Cardinal and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. If no choice is specified and/or no contrary instructions are given on an executed and returned WHITE proxy card, the shares represented thereby will be voted “FOR” each of the nominees for director named in this Proxy Statement and listed on such proxy card, and “FOR” giving discretion to the persons named as proxies on the WHITE proxy card on any other matter which may properly come before the Annual Meeting and all adjournments or postponements of the meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (1) filing written notice thereof with Cardinal at Cardinal Bankshares Corporation, 101 Jacksonville Circle, P. O. Box 215, Floyd, Virginia 24091, Attention: Annette V. Battle, Corporate Secretary; (2) submitting a duly executed proxy bearing a later date to Cardinal at Cardinal Bankshares Corporation, 101 Jacksonville Circle, P. O. Box 215, Floyd, Virginia 24091, Attention: Annette V. Battle, Corporate Secretary; or (3) appearing at the Annual Meeting or at any adjournment thereof and giving the designated official at the meeting notice of his or her intention to vote in person. Presence at the Annual Meeting does not of itself revoke the proxy. Proxies solicited hereby may be exercised only at the Annual Meeting and at any adjournment thereof and will not be used for any other meeting.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders, and in order to be admitted to the Annual Meeting you must bring a legal proxy showing that you are the beneficial owner of the shares. Unless you have obtained a legal proxy from your broker or nominee, you will not be able to vote at the Annual Meeting and should instruct your broker or nominee how to vote on your behalf.

VOTING SHARES AND VOTING RIGHTS

General

Only holders of record of common stock at the close of business on April [    ], 2012 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of April [    ], 2012, Cardinal had 1,535,733 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Shares for which a holder has elected to abstain or to withhold the proxies’ authority to vote will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matters.

Under the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders, brokers and nominees do NOT have discretion to vote shares on non-routine matters, such as contested director elections. If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs. Broker non-votes will not be treated as present or represented at the Annual Meeting, and will not be included in determining whether a quorum is present.

Election of Directors

Directors are elected by a plurality of the votes of the shares represented in person or by proxy at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Only shares that are voted in favor of a nominee will be counted toward that nominee’s achievement of a plurality. Abstentions and broker non-votes will not be counted toward a nominee’s achievement of a plurality.

Other Matters

Approval of any other matter that properly comes before the Annual Meeting will require the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on the particular matter. In tabulating votes cast on any such other matter, abstentions will be considered votes cast, and accordingly will have the same effect as a negative vote. Broker non-votes, on the other hand, will not be counted as voted on the particular matter, and therefore will have no impact on the outcome of the vote.

Shareholder Notification – Schaller Coalition

On February 23, 2012, Cardinal received a notice letter from Schaller Equity Partners, a shareholder, of its intent to nominate five individuals for election to the Board of Directors at the Annual Meeting. On February 24, 2012, Schaller Equity Partners, Schaller Investment Group Incorporated, Schaller Equity Management, Inc. and Douglas E. Schaller filed amendment no. 6 to Schedule 13D with the SEC indicating Schaller Equity Partners’ intent to conduct a proxy solicitation in support of its desire to elect the five director nominees set forth in the notice letter. On March 30, 2012, the Schaller Coalition filed preliminary proxy materials with the SEC indicating its intention to solicit proxies in support of its five director nominees (which are the same individuals named in the notice letter referenced above).

On March 14, 2012, the Nominating Committee of the Board of Directors of Cardinal considered the five individuals proposed by the Schaller Coalition for potential director nominees and determined not to include the individuals in the slate of director nominees for election to the Board of Directors at the Annual Meeting. See “Background Information on the Events Leading up to the Schaller Coalition’s Solicitation” on page [    ] and “Other Business” on page [    ] of this Proxy Statement for more information.

Nominations by the Schaller Coalition have NOT been endorsed by Cardinal’s Board of Directors. Cardinal strongly urges you not to sign any proxy cards sent to you by the Schaller Coalition or its representatives. We urge you to vote the WHITE proxy card only, and to discard any other proxy card you may receive.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding those persons or entities who Cardinal knows were the beneficial owners of 5% or more of the outstanding shares of Cardinal’s common stock as of April [    ], 2012:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Dr. J. Howard Conduff, Jr P.O. Box 113 Floyd, Virginia 24091	96,853	(1)	6.31%

Schaller Equity Partners 324 Indera Mills Court Winston-Salem, North Carolina 27101	151,267	(2)	9.85%

(1)	Includes 3,691 shares owned by Dr. Conduff’s spouse and 6,383 shares owned as custodian for his sons.
(2)	Based on amendment no. 7 to Schedule 13D filed with the SEC on February 28, 2012 by Schaller Equity Partners, Schaller Investment Group Incorporated, Schaller Equity Management, Inc. and Douglas E. Schaller. Schaller Equity Partners owns directly 151,267 shares of Cardinal’s common stock. Because Schaller Investment Group Incorporated acts as investment adviser to Schaller Equity Partners and Schaller Equity Management, Inc. is the general partner of Schaller Equity Partners, they may be deemed to indirectly beneficially own the shares of common stock owned by Schaller Equity Partners. Douglas E. Schaller is the President of Schaller Equity Management, Inc. and Schaller Investment Group Incorporated and could be deemed to indirectly beneficially own shares of common stock owned by Schaller Equity Partners and indirectly beneficially owned by Schaller Investment Group Incorporated. In addition to Mr. Schaller and the entities named above in this footnote, the Schaller Coalition consists of Coalition Proxy Holding and Voting SPV, Inc. (“CPHV”), John Paul Houston and James W. Shortt. CPHV is a special purpose vehicle formed by Schaller Equity Management, Inc. for the sole purpose of holding and voting proxies received by the Schaller Coalition. Each of Messrs. Houston and Shortt beneficially own less than 0.1% of the outstanding shares of Cardinal’s common stock, based on the Schaller Coalition’s preliminary proxy materials filed with the SEC on March 30, 2012.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of April [    ], 2012, certain information regarding the beneficial ownership of Cardinal’s common stock by (1) each director of Cardinal (who is also a nominee for director), (2) each named executive officer in the Summary Compensation Table on page [    ] of this Proxy Statement and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and investment power with respect to all shares beneficially owned by such person and the address of each shareholder is the same as Cardinal’s address.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Dr. J. Howard Conduff, Jr	96,853	(2)	6.31%
J. Alan Dickerson	40	(3)	*
William R. Gardner, Jr	1,420	(4)	*
Michael D. Larrowe	255	(5)	*
Kevin D. Mitchell	22,017	(6)	1.43%
Ronald Leon Moore	7,815	(7)	*
George Harris Warner, Jr	320		*
All directors and executive officers as a group (seven persons)	128,720		8.38%

*	Represents less than 1% of our common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or has or shares the power to dispose of or direct the disposition of the security, or has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes 3,691 shares owned by Dr. Conduff’s spouse and 6,383 shares owned as custodian for his sons.
(3)	Mr. Dickerson is a named executive officer.
(4)	Includes 100 shares owned by Mr. Gardner’s spouse.
(5)	Mr. Larrowe is a director and named executive officer.
(6)	Includes 4,620 shares owned by Mr. Mitchell’s spouse, 2,720 shares owned jointly with his spouse, 660 shares owned as custodian for his son and 25 shares owned as custodian for his granddaughter.
(7)	Mr. Moore is a director and named executive officer. Mr. Moore’s beneficial ownership includes 3,210 shares owned by his spouse, and 1,519 shares owned jointly with his spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Cardinal’s directors and executive officers, and persons who own more than 10% of Cardinal’s common stock, file with the SEC initial reports of ownership and reports of change in ownership of common stock. The same persons are also required by SEC regulation to furnish Cardinal with copies of all Section 16(a) forms that they file. Based solely on Cardinal’s review of the copies of such reports furnished to it or written representations from certain reporting persons that all such reports were filed with the SEC on a timely basis during the year ended December 31, 2011, Cardinal believes that all Section 16(a) filing requirements applicable to Cardinal’s directors and executive officers were complied with in a timely manner. To Cardinal’s knowledge, there is no 10% shareholder of Cardinal’s common stock.

PROPOSAL 1 – ELECTION OF DIRECTORS

Cardinal’s Bylaws provide that all members of the Board of Directors are to be elected every year for a term of one year. The Board of Directors currently consists of six directors, and at the Annual Meeting six directors are to be elected to hold office. The Board’s nominees are Dr. J. Howard Conduff, Jr., William R. Gardner, Jr., Michael D. Larrowe, Kevin D. Mitchell, Ronald Leon Moore and G. Harris Warner, Jr. If elected, the Board’s nominees will hold office until the 2013 Annual Meeting of Shareholders, or until their respective successors are duly elected and qualify.

Other than Messrs. Larrowe and Moore, no director’s employer or business is an affiliate of Cardinal Bankshares Corporation. G. Harris Warner, Jr., a director, is partner with Warner & Renick, PLC, a law firm which provides general legal services to Bank of Floyd, Cardinal’s wholly owned bank subsidiary, related to usual banking activities. All nominees for director are independent as defined in the NASDAQ Stock Market Listing Rules, except Messrs. Larrowe and Moore. No such director and nominee serves as a director of any other company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or is subject to the requirements of Section 15(d) of the Exchange Act or of any company registered as an investment company under the Investment Company Act of 1940. There are no family relationships between any of the directors or between any director and any executive officer.

The Board unanimously recommends that shareholders vote FOR the six nominees named above as directors, each of whom currently serves as a director of Cardinal and Bank of Floyd. The proxy holders will cast votes on the WHITE proxy cards received by them, unless otherwise specified, FOR the election of the six nominees for director named in the first paragraph above and in the table below. The Board of Directors has no reason to believe that any of the named nominees will be unable to serve as a director. Each of the nominees has consented to be named in the Proxy Statement and to serve if elected.

The information in the following table, including the principal occupation during the past five years, is given with respect to the Board’s nominees for election as directors at the Annual Meeting. Each nominee for election as a director of Cardinal currently serves as a director of both Cardinal and Bank of Floyd.

NOMINEES FOR DIRECTOR

Director (Age)	Position with Cardinal, Principal Occupation and Other Business Experience	Director Since

Dr. J. Howard Conduff, Jr. (54)

Dentist in private practice, Floyd, Virginia.

Dr. Conduff is qualified to serve on the Board because he is a significant community leader in Bank of Floyd’s market area, serving on numerous civic boards. Dr. Conduff brings substantial bank managerial experience to Cardinal’s Board due to his length of service (including Chairman of Cardinal’s Audit Committee). He is a third-generation family member serving Cardinal on the Board.

April 2002

William R. Gardner, Jr. (69)

Semi-Retired Educator, Floyd County Public Schools. Member of Floyd County Board of Supervisors, Willis, Virginia.

Mr. Gardner is qualified to serve on the Board by virtue of his experience as a successful agricultural businessman and active community service leader. Agribusiness represents a significant customer sector for Cardinal. (Vice Chairman of Board of Directors, and Chairman of Cardinal’s Asset/Liability Committee and Nominating Committee).

March 1996

Michael D. Larrowe (56)

Executive Vice President of Cardinal and Bank of Floyd since July 2011.

Mr. Larrowe is qualified to serve on the Board because of his banking industry experience, knowledge of Bank of Floyd’s markets and responsibilities in prior senior management positions with community banking organizations. He has over 29 years of experience as a certified public accountant in public accounting, specializing in community banking. Mr. Larrowe served as Executive Vice President and Chief Administrative Officer for Waccamaw Bankshares, Inc. and Waccamaw Bank from November 2010 to April 2011. He served as Executive Vice Chairman and Chief Operating Officer of Bank of the Carolinas and Executive Vice President and Vice Chairman of the Board for Bank of the Carolinas Corporation from May 2008 to May 2010. Former Regional Managing Partner for Elliott Davis, LLC, a 450-person public accounting firm. During the past five years, Mr. Larrowe also provided consulting services to community banks through his consulting company, Larrowe & Company, plc.

September 2011

NOMINEES FOR DIRECTOR, continued

Director (Age)	Position with Cardinal, Principal Occupation and Other Business Experience	Director Since

Kevin D. Mitchell (73)

Successful agriculture businessman, Floyd, Virginia.

Mr. Mitchell is qualified to serve on the Board because his business experience represents a significant customer sector in the rural areas served by Bank of Floyd. In addition, Mr. Mitchell has substantial experience on Cardinal’s Board, which is beneficial to Cardinal. He is a second-generation family member serving Cardinal on the Board.

March 1996

Ronald Leon Moore (70)

Chairman, President and Chief Executive Officer of Cardinal, and Chairman of Bank of Floyd.

Mr. Moore is qualified to serve on the Board because of his significant experience in community banking spanning over 50 years, including serving as president and chief executive officer of community banks for over 25 years. He is a former Senior Vice President for Central Fidelity Bank, and former President of National Bank of Chilhowie. Graduate of Louisiana State University School of Banking.

March 1996

G. Harris Warner, Jr. (50)

Partner, law firm of Warner & Renick, PLC, Roanoke, Virginia.

Mr. Warner is qualified to serve on the Board because of legal background and extensive knowledge of finance and bankruptcy law. He also has prior banking experience received during his tenure with North Carolina National Bank’s lending division (now part of Bank of America).

February 2004

THE BOARD OF DIRECTORS OF CARDINAL RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR NAMED ABOVE.

Under Virginia law and Cardinal’s Bylaws, in a contested election, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. Because Cardinal has received notice that a shareholder plans to nominate five candidates for election to the Board, we expect the number of nominees for election at the Annual Meeting will exceed the number of directors to be elected at the Annual Meeting. This means that the six nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be elected as directors. Unless indicated otherwise by your WHITE proxy card, if you return a validly executed WHITE proxy card your shares will be voted “FOR” the six nominees named in the table above in this Proxy Statement. Only votes cast for a nominee will be counted. As a result, abstentions and broker non-votes will have no effect on the director election since only votes “FOR” a nominee will be counted.

BACKGROUND INFORMATION ON THE EVENTS

LEADING UP TO THE SCHALLER COALITION’S SOLICITATION

Cardinal first became aware of Schaller Equity Partners’ interest in Cardinal on February 17, 2011, when Schaller Equity Partners, Schaller Investment Group Incorporated, Schaller Equity Management, Inc. and Douglas E. Schaller (the “Schaller Ownership”) filed a Schedule 13D (the “13D”) with the SEC disclosing beneficial ownership of more than 5% of Cardinal’s common stock outstanding as of such date. On February 23, 2011, Mr. Schaller visited Cardinal’s offices and met with Henry A. Logue (then President and Chief Executive Officer and a director of Bank of Floyd, and an Executive Vice President and a director of Cardinal) and Ronald Leon Moore to discuss strategic alternatives available to Cardinal and Bank of Floyd. On separate calls on March 1 and April 27, 2011, Mr. Schaller called Mr. Moore to discuss the operations of Bank of Floyd in general and made certain operational recommendations regarding the bank to Mr. Moore.

On May 31, 2011, Cardinal filed a Current Report on Form 8-K with the SEC regarding Mr. Logue’s resignation on May 27, 2011 as President and Chief Executive Officer of Bank of Floyd and Executive Vice President of Cardinal, as well as a director of Cardinal and Bank of Floyd. On June 3, 2011, Mr. Moore received a telephone call from Mr. Schaller, who wanted to discuss the resignation of Mr. Logue. Mr. Moore informed Mr. Schaller that Cardinal could not discuss or provide information to him regarding Mr. Logue’s resignation because, for liability and other reasons, employment matters of Cardinal are generally confidential to the public.

On June 6, 2011, Cardinal received a letter from Schaller Equity Partners, dated the same date, wherein Mr. Schaller stated that, for the reasons mentioned in the letter, he believed that “shareowners would be best served by a sale of the Bank to a larger institution.” A copy of the letter is attached as an exhibit to amendment no. 1 to the 13D filed with the SEC by the Schaller Ownership on June 6, 2011. During the remainder of June 2011, there were several letters back and forth between Schaller Equity Partners and Cardinal regarding Mr. Logue’s departure and information requests by Schaller Equity Partners for copies of the board minutes relating to Mr. Logue’s departure. Cardinal denied such information requests upon advice of legal counsel, due to the general confidential nature of an employment matter.

On July 27, 2011, Cardinal received a letter from Schaller Equity Partners, dated the same date, wherein Mr. Schaller expressed his disappointment in the Board’s decision to appoint Michael D. Larrowe as Executive Vice President of Cardinal and Bank of Floyd. The letter also expressed Mr. Schaller’s concerns about the leadership of Cardinal and the Board of Directors’ performance of its duties. A copy of the letter is attached as an exhibit to amendment no. 2 to the 13D filed with the SEC by the Schaller Ownership on July 27, 2011.

On August 4, 2011, Cardinal delivered a letter to Schaller Equity Partners, dated the same date, from Cardinal’s Board in response to the Schaller Equity Partners letter of July 27, 2011. Cardinal’s letter stated that it disagreed with the assessments expressed by Mr. Schaller regarding Mr. Larrowe’s capabilities as an executive officer for Cardinal. A copy of the letter is attached as an exhibit to Cardinal’s Current Report on Form 8-K filed with the SEC on August 5, 2011.

On September 29, 2011, Schaller Equity Partners published an open letter to Cardinal’s shareholders in The Floyd Press, Floyd, Virginia. A copy of the letter is attached as an exhibit to amendment no. 3 to the 13D filed with the SEC by the Schaller Ownership on September 29, 2011.

On October 5, 2011, Messrs. Schaller and Moore had a lunch meeting during which they discussed bank operational matters. Mr. Schaller inquired further about Mr. Logue’s departure and asked for a meeting with Cardinal’s Board.

On October 13, 2011, Cardinal delivered an open letter to its shareholders, dated October 12, 2011, signed by all members of Cardinal’s Board in response to the Schaller Equity Partners letter of September 29, 2011. A copy of the letter is attached as an exhibit to Cardinal’s Current Report on Form 8-K filed with the SEC on October 13, 2011.

On October 13, 2011, Schaller Equity Partners delivered a letter, dated the same date, to Cardinal’s Board requesting a meeting between Mr. Schaller and the Board for the following reasons: (i) to review the Bank of Floyd’s financial position; (ii) to share Mr. Schaller’s belief that the Bank of Floyd will not be able to compete in the marketplace, absorb higher fixed operating costs and deliver an adequate investment return for shareowners, and (iii) to discuss Mr. Schaller’s recommendation that Cardinal seek a merger with a strong professionally-managed bank. On October 18, 2011, Cardinal notified Mr. Schaller by letter, dated the same date, of the Board’s rejection of the meeting request.

On December 9, 2011, William R. Gardner, Jr., a current director of Cardinal and a director-nominee of Cardinal at the Annual Meeting, was personally visited by John Paul Houston, a member of the Schaller Coalition and a Schaller Coalition director-nominee. Mr. Houston informed Mr. Gardner of certain meetings he had recently with Mr. Schaller. On December 14, 2011, Mr. Moore met with Messrs. Houston and Schaller at Cardinal’s offices. After the meeting was over, Mr. Moore, on behalf of Cardinal, delivered a letter to Messrs. Houston and Schaller requesting them to not discuss publicly the contents of the meeting. On December 19, 2011, Cardinal received a letter from Mr. Schaller, dated the same date, stating that he would not honor such confidentiality request.

On December 22, 2011, Schaller Equity Partners published a second open letter to Cardinal’s shareholders in The Floyd Press. A copy of the letter is attached as an exhibit to amendment no. 4 to the 13D filed with the SEC by the Schaller Ownership on December 29, 2011.

On December 30, 2011, Cardinal delivered an open letter to its shareholders, dated the same date, signed by all members of Cardinal’s Board, in response to the Schaller Equity Partners letter of December 22, 2011. A copy of the letter is attached as an exhibit to Cardinal’s Current Report on Form 8-K filed with the SEC on January 4, 2012.

On January 9, 2012, the Schaller Ownership filed amendment no. 5 to the 13D, and stated in Item 4 of the amendment that the reporting persons may take certain actions, including the commencement of a proxy solicitation with respect to one or more positions on Cardinal’s Board.

On February 8, 2012, at a regularly scheduled Board meeting, the Nominating Committee of Cardinal’s Board recommended to the Board of Directors, and the Board approved, the appointment of the Board’s nominees for director named in this Proxy Statement. The Nominating Committee had previously held several informal discussions in late 2011 and early 2012. See “Board of Director Meetings, Committees, Communications with Directors and Annual Meeting Attendance – Nominating Committee” on page [    ]of this Proxy Statement for more information.

On February 23, 2012, Cardinal received a notice letter from Schaller Equity Partners, dated the same date, regarding Schaller Equity Partners’ intent to nominate the following persons as directors of Cardinal at the Annual Meeting: T. Mauyer Gallimore, Bobby L. Gardner Sr., John Paul Houston, Carol S. Jarratt and James W. Shortt (collectively, the “Schaller Nominees”). A copy of the notice letter is attached as an exhibit to amendment no. 6 to the 13D filed with the SEC by the Schaller Ownership on February 24, 2012.

On March 9, 2012, the Schaller Coalition filed preliminary proxy materials with the SEC indicating its intention to solicit proxies in support of the Schaller Nominees.

On March 14, 2012, and notwithstanding that Cardinal’s Board had already approved the six incumbent directors as nominees, most of whom have served Cardinal and Bank of Floyd for many years, the Nominating Committee of Cardinal’s Board held a special meeting and considered, under the procedures and criteria described in this Proxy Statement regarding director candidates, the Schaller Nominees on an individual basis. The committee determined not to include the individuals in the slate of director nominees for election to the Board of Directors at the Annual Meeting. The Nominating Committee determined that the current directors and nominees (1) have significant experience in managing a community bank, both from a director and executive officer perspective, (2) have an in-depth knowledge of Cardinal and Bank of Floyd which is difficult to replicate, (3) have the public company managerial experience that is difficult to find among candidates within Cardinal’s market area and (4) are otherwise highly qualified individuals under such criteria.

On March 30, 2012, the Schaller Coalition filed revised preliminary proxy materials with the SEC relating to the Annual Meeting and the Schaller Coalition’s solicitation.

EXECUTIVE OFFICERS

The following information, including the principal occupation during the past five years, is given with respect to Cardinal’s executive officers.

Ronald Leon Moore, 70 – Chairman, President and Chief Executive Officer of Cardinal and Chairman of Bank of Floyd.

Mr. Moore joined Bank of Floyd in 1988 as a Senior Vice President. In 1990, he became President and Chief Executive Officer of Bank of Floyd. Since Cardinal’s formation in 1996, he has served as President and Chief Executive Officer of Cardinal. He has served in the capacity of Chairman of Cardinal and of Bank of Floyd since 2000. Mr. Moore has served as a director of Bank of Floyd since 1989 and of Cardinal since 1996. Mr. Moore has over 50 years of banking experience, holding positions such as President of National Bank of Chilhowie and Senior Vice President for Central Fidelity Bank, as well as his current positions. Mr. Moore has been a president and chief executive officer of community banks for over 25 years.

Michael D. Larrowe, 56 – Executive Vice President of Cardinal and Bank of Floyd.

Mr. Larrowe joined Bank of Floyd in July 2011 as Executive Vice President. He previously served as Executive Vice President and Chief Administrative Officer for Waccamaw Bankshares, Inc. and Waccamaw Bank from November 2010 to April 2011. He was Executive Vice Chairman and Chief Operating Officer of Bank of the Carolinas and Executive Vice President and Vice Chairman of the Board for Bank of the Carolinas Corporation from May 2008 to May 2010. Mr. Larrowe also served as Regional Managing Partner for Elliott Davis, LLC, a 450-person public accounting firm. Mr. Larrowe has also provided consulting services to community banks through his consulting company, Larrowe & Company, plc, during the past five years. Mr. Larrowe has over 29 years of experience as a certified public accountant in the public accounting sector, with emphasis on community banking.

J. Alan Dickerson, 50 – Vice President and Chief Financial Officer of Cardinal and Vice President and Cashier of Bank of Floyd.

Mr. Dickerson joined Cardinal in June 2007 as Vice President and Chief Financial Officer, and Vice President and Cashier of Bank of Floyd. Mr. Dickerson has over 25 years experience in private industry as an internal auditor, controller and chief financial officer. Prior to joining Cardinal, Mr. Dickerson served as Chief Financial Officer, Secretary and Treasurer for Independence Lumber, Inc. and its affiliate companies overseeing all aspects of finance, accounting and administration.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board of Directors does not have a lead independent director. In addition, the positions of Chairman of the Board, President and Chief Executive Officer of Cardinal are currently combined, with Mr. Moore serving in such positions. Cardinal believes this leadership structure is appropriate at this time because it allows the company to fully benefit from the leadership ability, industry experience and history with Cardinal that Mr. Moore possesses. Cardinal Bankshares Corporation is a bank holding company for a small community bank in a rural community, and does not engage in complex transactions and finds the current Board and Senior Management structure effective in addressing day-to-day issues while keeping the Board informed.

Risk oversight is addressed through the following four areas: (1) a series of policies which place limitations and provides guidelines with regard to acceptable risk; (2) the interaction between the Chairman, President and Chief Executive Officer with the Board, which includes regular reporting on the activities of Cardinal that involve policy exceptions or which are viewed as creating new material risks; and (3) a Risk Committee chaired by Cardinal’s Compliance Officer, which committee includes three Board members and provides explicit Board involvement in overall risk oversight; and (4) an internal audit department which reports directly to the Audit Committee.

BOARD OF DIRECTORS MEETINGS, COMMITTEES,

COMMUNICATIONS WITH DIRECTORS AND ANNUAL MEETING ATTENDANCE

During 2011, the Board of Directors held 16 meetings; the Audit Committee met seven times; the Asset/Liability Management Committee met four times; the Compensation & Human Resource Committee met two times; the Nominating Committee met one time; and the Executive Committee did not meet. During 2011, each director attended more than 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which the director was on the Board and (ii) the total number of meetings of the Board Committees on which he served.

Committees of the Board

The Board of Directors has standing Audit, Executive and Asset/Liability Management Committees. The Board of Directors also appoints a Nominating Committee specifically for each of Cardinal’s annual shareholders meeting. It is not a standing committee.

The Compensation & Human Resource Committee (the “Compensation Committee”) is appointed annually, is not a standing committee and does not have a charter. All of the members of this committee are required to be “independent” as defined in the NASDAQ Stock Market Listing Rules. The Compensation Committee makes recommendations to the Board regarding Mr. Moore’s compensation. The Board, without the participation of Messrs. Larrowe and Moore, and using the Compensation Committee’s recommendations as a guideline, reviews the performance and determines Mr. Moore’s compensation. The Board has delegated to the President and Chief Executive Officer the authority to determine other executive officers’ compensation within a Board approved budget. Cardinal uses no compensation consultants in determining executive and director compensation.

The Board of Directors itself is responsible for overseeing the compensation and benefits structure of Cardinal and administers any executive compensation plans and reviews management succession plans. Mr. Moore does not participate in Board discussions or decisions involving his own performance or compensation, but does participate in Board and committee discussions regarding the performance and compensation of Mr. Larrowe, Cardinal’s Executive Vice President.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its fiduciary responsibilities relating to Cardinal’s corporate accounting and financial reporting practices and internal controls. The Audit Committee is also responsible for investigating concerns regarding accounting and financial reporting matters from employees and others. The Audit Committee approves the firm to be employed as independent accountants to audit Cardinal’s consolidated financial statements; reviews and approves the scope, purpose and type of audit services to be performed by the internal and external auditors; reviews the activities and findings of the internal and external auditors to determine the effectiveness of the audit function, including the independence of the external audit firm; reviews procedures for ensuring compliance with Cardinal’s policies on conflict of interest; ensures that standards of ethical behavior and proper compliance programs are established and maintained throughout Cardinal; and renders regular reports to the Board of Directors on its activities and findings.

The Audit Committee consists of four members. They are: Dr. J. Howard Conduff, Jr. (Chairman), William R. Gardner, Jr., Kevin D. Mitchell and G. Harris Warner, Jr. The Board of Directors has determined that each of the four members is independent as defined in the NASDAQ Stock Market Listing Rules. The Audit Committee has adopted a written charter, which is reviewed and reassessed periodically for adequacy. A copy of the Audit Committee’s charter is not on Cardinal’s website but is attached hereto in Appendix B. For more information related to the Audit Committee, please see the Report of the Audit Committee elsewhere in this Proxy Statement.

Executive Committee

The Executive Committee exercises all the powers of the Board that may be lawfully delegated when the Board of Directors is not in session. The Executive Committee consists of Ronald Leon Moore (Chairman), Dr. J. Howard Conduff, Jr., William R. Gardner, Jr., Kevin D. Mitchell and G. Harris Warner, Jr.

Asset/Liability Management Committee

The Asset/Liability Management Committee is responsible for maintaining and ensuring adherence to Cardinal’s Risk and Asset/Liability Policy, managing interest rate risk, capital risk, earnings risk and reports to the Board. The Asset/Liability Management Committee consists of William R. Gardner, Jr. (Chairman), Kevin D. Mitchell and Ronald Leon Moore.

Nominating Committee

The Nominating Committee is responsible for finding, evaluating, considering and proposing nominees to stand for election to the Board of Directors. The individual members of the Nominating Committee are specifically appointed by the Board of Directors each year to evaluate, consider and propose to the Board of Directors nominees for election to Cardinal’s Board at the annual shareholders meeting next following the Nominating Committee’s appointment. The Nominating Committee for the 2012 Annual Meeting consists of William R. Gardner, Jr. (Chairman), Dr. J. Howard Conduff, Jr. and Kevin D. Mitchell. The Board of Directors has determined that all Nominating Committee members are “independent” as defined in the NASDAQ Stock Market Listing Rules.

Cardinal is a community banking institution located in a rural, thinly populated market, and while the Nominating Committee does not have a formal policy with respect to the consideration of director candidates, Cardinal believes that the independent directors are well positioned to evaluate nominees under the criteria set forth below. The Nominating Committee does not have a charter. With respect to the Board’s nominees, the Nominating Committee held one official meeting after several informal discussions in late 2011 and early 2012. On February 8, 2012, at a regularly scheduled Board meeting, the committee recommended to the Board of Directors, and the Board approved, the appointment of the Board’s nominees for director named in this Proxy Statement.

Generally, candidates should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the Board, able to develop meaningful new customer relationships, knowledgeable about the business markets served by Cardinal, and able to represent the interests of all shareholders in a balanced way and not merely those of any special interest group. Candidates should be able to work well with others and free of any conflict of interest that would violate any law or interfere with the proper performance of a director’s duties. The candidate must be able and willing to devote sufficient time to the business of the Board to be an effective director, and he or she must have agreed in writing to be a director of Cardinal.

The Nominating Committee will consider director candidates properly recommended by shareholders. Shareholders wishing to suggest candidate(s) for consideration at the 2013 Annual Meeting of Shareholders should submit their proposed candidates in accordance with the timeframe and procedures set forth under the “Shareholder Proposals” section in this Proxy Statement. These candidates must have the qualifications, described above, applicable to all candidates. In addition to candidates properly recommended by shareholders, the Nominating Committee considers candidates recommended by other directors, management, employees and community leaders. The Nominating Committee also considers and evaluates current directors for renomination. In evaluating current directors, in addition to the factors set forth above, the Nominating Committee considers the director’s performance and participation as a director and the value of the director’s length of service and experience with Cardinal. The Nominating Committee does not have a policy to consider diversity in identifying director nominees, but rather focuses on director nominee’s qualifications and how they can best serve the Board.

The Nominating Committee meets at least once before an upcoming annual shareholders meeting to consider the renomination of the existing directors and to consider any other candidates brought to the committee’s attention properly by outside shareholders or other non-shareholder sources. The Nominating Committee does not utilize the services of a third party search firm. This process includes reviewing and evaluating the credentials of all candidates in respect to the nominee positions to be filled under the criteria described above. The Nominating Committee compares the experience, expertise and personal qualities of potential candidates with the experience, expertise and personal qualities that are identified as being desirable for the Board of Directors at any given time.

See “Background Information on the Events Leading up to the Schaller Coalition’s Solicitation” on page [        ] and “Other Business” on page [        ] of this Proxy Statement for more information, including the Nominating Committee’s consideration of the Schaller Nominees as candidates for nomination as directors at the Annual Meeting. As explained in that section, the committee determined not to include these individuals in the slate of director nominees for election to the Board of Directors at the Annual Meeting. The Nominating Committee believes that the election of the director nominees it recommended to the Board is in the best interest of Cardinal and its shareholders.

Communications with Directors

The Board of Directors has a process for shareholders to communicate with it. Shareholders are encouraged to communicate with the full Board or with individual directors. Shareholders may send their written communication in writing to Board of Directors, c/o Corporate Secretary, P.O. Box 215, Floyd, Virginia, 24091 indicating whether it is intended for the Board as a whole, for the Chairman of a Committee of the Board or for one or more named individual directors. All such communications will be forwarded to the appropriate director(s) for whom they appear intended as soon as practicable.

Board Member Attendance at Annual Meetings

The Board of Directors recognizes that attendance by directors at annual meetings of the shareholders benefits Cardinal by giving directors an opportunity to meet, talk with and hear the suggestions or concerns of shareholders and by giving shareholders access to directors that they may not otherwise have. The Board also recognizes that directors have their own business and personal interests and are not employees. Their attendance at annual shareholder meetings is not mandatory. However, it is the policy of the Board of Directors that directors be strongly encouraged to attend each annual shareholders’ meeting. At the 2011 Annual Meeting, all of the directors were present.

DIRECTOR COMPENSATION

Members of the Board of Directors are paid a fee of $400 for each Board meeting attended and a fee of $150 for each committee meeting attended. The following table provides compensation information for the year ended December 31, 2011 for each non-employee director.

Name	Fees Earned or Paid in Cash ($)	Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total Compensation ($)

Dr. J. Howard Conduff, Jr	6,700	—		—		6,700
William R. Gardner, Jr.	7,000	—		110	(1)	7,110
Kevin D. Mitchell	7,150	8,482	(2)	444	(1)	16,076
Dr. A. Carole Pratt (3)	3,300	—		—		3,300
G. Harris Warner, Jr.	6,700	—		—		6,700

(1)	Reportable economic value benefit of insurance coverage provided by a bank owned split dollar life insurance plan.
(2)	Mr. Mitchell has accrued deferred retirement compensation payable through April 1, 2013. This is the amount of deferred compensation that he withdrew in 2011.
(3)	Dr. Pratt resigned from the Board of Directors in July 2011 due to her appointment by the Robert Wood Johnson Foundation as a Health Policy Fellow for 2011-12 and her subsequent move to Washington, D.C.

EXECUTIVE COMPENSATION

General Philosophy

Cardinal’s primary goal in its compensation program is to retain and properly reward qualified management in respect to the company’s performance both during the past year and over the longer term. In order to accomplish this goal, Cardinal provides a base salary and has management participate in other compensation and benefit plans that non-management employees receive. In addition, Cardinal provides a supplemental retirement plan to Ronald Leon Moore, Cardinal’s President and Chief Executive Officer (for the purposes of this Executive Compensation section, the “Chief Executive Officer”). The Board and the Compensation Committee review executive compensation on an annual basis in light of performance, industry trends and other factors.

Major Elements of Compensation and Compensation Process

Cardinal has two primary components of executive compensation. The first component is base salary and the second component, relating only to Mr. Moore, is its supplemental retirement plan. It is the Board’s responsibility to set the compensation for Mr. Moore, as Chief Executive Officer. The Board last reviewed and adjusted the salary of the Chief Executive Officer in May 2007.

The Compensation Committee makes recommendations for the Board of Directors to consider based on the historical and current performance of Cardinal and the contributions of the Chief Executive

Officer to that performance. The Compensation Committee may not delegate its authority. The Board of Directors, without the Chief Executive Officer or the other inside director (Mr. Larrowe) participating, sets the compensation for the Chief Executive Officer after evaluating the recommendation of the Compensation Committee based on the Board’s familiarity with Cardinal’s performance and the Chief Executive Officer’s contribution to it. Messrs. Larrowe and Moore do not participate in the Board’s deliberations with respect to Mr. Moore’s compensation.

Cardinal deems it appropriate not to have a standing Compensation Committee and to have the independent members of the Board act upon the Compensation Committee’s recommendations, without the input of Messrs. Messrs. Larrowe and Moore, due to the small size of the Board, their independence and their familiarity with the company, its business and performance, as well as, the performance of the Chief Executive Officer.

On an annual basis, the Board of Directors consults with Mr. Moore and sets a lump sum for the total compensation budget for other employees. The Board delegates to the Chief Executive Officer the responsibility of apportioning that total budget among all employees, including Mr. Larrowe, Cardinal’s Executive Vice President, and J. Alan Dickerson, Cardinal’s Vice President and Chief Financial Officer. The Chief Executive Officer has historically set executive salaries after reviewing the Virginia Bankers Association summary survey of salary and benefits for the prior year for banks of similar size in Virginia. During 2011, Mr. Larrowe’s compensation was established pursuant to an employment agreement between Cardinal and Mr. Larrowe, as described below. The Chief Executive Officer reviews the accuracy and timing of the financial reports, comments from Board members and regulatory officials, and the general aptitude of the Chief Financial Officer in terms of his performance.

Mr. Moore participates in a Supplemental Executive Retirement Plan (“SERP”) established by the Board in 2002. The SERP was fully vested by the end of 2006, and no additional funding for this plan was required in 2011. Under the SERP, Mr. Moore is eligible to receive annual payments of $45,000 for 20 years after his retirement. Messrs. Dickerson and Larrowe do not currently participate in the SERP; however, it is anticipated that Mr. Larrowe will become a SERP participant in the near future pursuant to the terms of his employment agreement with Cardinal.

Mr. Moore also participates in an Endorsement Split Dollar Life Insurance Plan, along with other employees and directors Gardner and Mitchell. This plan was fully funded in 2001, and no contributions were made to this plan on behalf of Mr. Moore in 2011. Messrs. Dickerson and Larrowe do not currently participate in this plan.

Other Benefit Plans

Cardinal provides both Messrs. Moore and Larrowe with use of an automobile, and Mr. Moore with a membership in the local country club, solely to facilitate their work in managing Bank of Floyd’s branches and attracting business for the Bank of Floyd. Cardinal also provides a partially self-directed 401(k) plan for all its employees. The Board makes a decision to contribute to that plan on behalf of employees each year, on a discretionary basis. When Cardinal decides to contribute, it does on a dollar-for-dollar basis up to the lesser of either the maximum percentage contribution determined by the Board or the maximum contribution made by that employee. In addition, Cardinal provides all eligible employees health, life and dental insurance. All such benefits provided to the named executive officers in the Summary Compensation Table are consistent with those provided to all employees.

Cardinal does not provide executive officers with bonuses or any stock options or other equity compensation. The Board has a longstanding policy of not offering stock compensation to its management, because it does not want to affect the ownership percentage of current shareholders.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		All Other Compensation ($)		Total ($)
Ronald Leon Moore Chairman, President and Chief Executive Officer	2011	210,000	(1)	14,701	(2)	224,701
	2010	202,480		18,542		221,021

Michael D. Larrowe Executive Vice President	2011	63,692	(3)	23,400	(4)	87,092
	—	—		—		—

Henry A. Logue Former Executive Vice President	2011	67,949	(5)	5,357	(6)	73,306
	2010	139,233	(7)	3,775		143,008

J. Alan Dickerson Vice President and Chief Financial Officer	2011	113,800	(8)	607		114,407
	2010	111,839		311		112,150

(1)	Mr. Moore’s annual base salary was established at $225,000 pursuant to his employment agreement. However, he proposed, and the Board accepted, that his annual salary be limited to $210,000. This amount has not been adjusted since becoming effective May 1, 2007. Mr. Moore has elected to defer $40,438 of his 2011 salary into a trust for his retirement.
(2)	No other compensation items were over $10,000. No employer contributions were made to Bank of Floyd’s pension plan on behalf of Mr. Moore in 2011 or 2010, respectively. Mr. Moore’s director’s fees were $5,950 and $5,650 for 2011 and 2010, respectively.
(3)	Mr. Larrowe’s employment began July 21, 2011 on a part-time basis and became full-time effective October 1, 2011. Mr. Larrowe’s annual base salary at the beginning of his tenure in October 2011 was $180,000, and based on his employment agreement increased to $210,000, effective February 1, 2012. Due to Mr. Larrowe’s employment start date, he is not eligible to be part of the pension plan.
(4)	Mr. Larrowe’s director’s fees were $2,000. Consulting fees of $19,863 were earned by an affiliated company prior to his employment with Cardinal.
(5)	Mr. Logue resigned effective April 30, 2011 and the compensation table above reflects salary paid for services through that date. Mr. Logue received $135,897 in additional compensation in fulfillment of his contract through December 31, 2011.
(6)	Mr. Logue’s director’s fees were $1,900 and $3,350 for 2011 and 2010, respectively.
(7)	Mr. Logue’s employment began April 3, 2010.
(8)	Mr. Dickerson’s annual base salary is $113,800, which became effective January 1, 2011.

Employment Agreements and Termination or Change in Control Arrangements

Ronald Leon Moore. From February 2001 through December 2009, Mr. Moore was employed by Cardinal and Bank of Floyd pursuant to an employment agreement by and among Cardinal, Bank of Floyd and Mr. Moore. At December 31, 2009, the term of the employment agreement ended, but since that time, in general, Cardinal has continued compensating Mr. Moore in a manner similar to the compensation he was entitled to under the provisions of the employment agreement. Pursuant to the employment agreement, as amended in May 2007, Mr. Moore’s annual base salary was $225,000 and was subject to annual review. However, Mr. Moore accepted only $210,000 per year under the contract, and since its termination has received $210,000 as his salary in 2010 and 2011. Mr. Moore also was entitled to participate in all incentive compensation, retirement and other employee benefit plans provided by Cardinal and Bank of Floyd to their employees, and participate in the SERP. Additionally, under a deferred compensation arrangement between Cardinal and Mr. Moore, he may elect annually to defer receipt of all or a portion of his compensation. The deferral is a portion of Mr. Moore’s current salary and is not additional compensation. In each of 2011 and 2010, Mr. Moore deferred $40,438 of his annual salary. The deferred compensation is invested for Mr. Moore’s benefit by a trustee and is to be distributed to him later under certain circumstances.

Michael D. Larrowe. Pursuant to an Employment Agreement, dated July 20, 2011, by and between Michael D. Larrowe and Cardinal, Mr. Larrowe serves as Executive Vice President of Cardinal and Bank of Floyd. The employment agreement has an initial three-year term and renews automatically each year to maintain a three-year term unless either Cardinal or Mr. Larrowe elects not to renew the agreement prior to the renewal date. Mr. Larrowe’s agreement provides for a base salary of $180,000 per year, subject to an increase to $210,000 effective February 1, 2012. Under the terms of the agreement, Mr. Larrowe participates in all incentive compensation, retirement and other employee benefit plans provided by Cardinal and Bank of Floyd to their employees. In addition, Cardinal has agreed to obtain a bank-owned life insurance policy under the same terms and conditions as provided to other executive officers of Cardinal and Bank of Floyd, providing a death benefit to his estate equal to 25% of the total policy death benefit, with the balance of such death benefit paid to Bank of Floyd. Mr. Larrowe is also entitled to participate in the SERP, with a benefit not to exceed $50,000 per year for 15 years upon retirement. As of the date of this Proxy Statement, Mr. Larrowe does not participate in the SERP, but Cardinal anticipates effecting such participation in the near future.

Pursuant to the terms of the employment agreement, Cardinal may terminate Mr. Larrowe’s employment at any time for “cause” (as defined in the agreement) without incurring any additional obligations. If Mr. Larrowe’s employment is terminated without “cause,” Mr. Larrowe will be entitled to receive payments in amounts equal to the base salary that he would have been entitled to but for the termination through the remaining term of his employment agreement. In addition, Mr. Larrowe will receive certain insurance benefits and he will also have the option of purchasing, at book value, the company car that he uses for business purposes. Had Mr. Larrowe’s employment terminated without “cause” at December 31, 2011, he would have been entitled to payments equal to $180,000 per year through the end of the term of his employment agreement in 2014, in addition to health benefits premiums of approximately $10,332 per year.

If at the time of a “change in control event” (as defined in the agreement) or any time within three years following a “change in control event” (A) Mr. Larrowe’s employment is terminated without “cause” or (B) Mr. Larrowe terminates his employment for “good reason” (as defined in the agreement) within one year of the initial existence of the condition constituting “good reason,” he is entitled to receive an amount equal to two times the lesser of (x) his annual base salary for the calendar year preceding the year in which the termination occurs or (y) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”), for the year in which the termination occurs. To the extent that any amount of pay or benefits provided to Mr. Larrowe would cause him to be subject to excise tax under Sections 280G and 4999 of the Code, the payments and benefits provided under the employment agreement would be reduced to the extent necessary to avoid imposition of any such excise taxes. If Mr. Larrowe’s employment had been terminated without “cause” or for “good reason” at December 31, 2011 following a “change in control event,” he would have been entitled to receive a payment equal to approximately $360,000.

Supplemental Executive Retirement Plan

Cardinal’s Chief Executive Officer, Mr. Moore, participates in a Supplemental Executive Retirement Plan established by Bank of Floyd during 2002. Under the SERP, Mr. Moore is eligible to receive annual payments of $45,000 for a period of 20 years following retirement from his employment with Bank of Floyd after his “normal retirement date” of January 1, 2007. The SERP is fully funded, and Mr. Moore has chosen not to receive the monthly payments until such time as he decides to retire. At the end of 2006, Mr. Moore was 100% vested in the SERP. Upon Mr. Moore’s death before retirement or after he has begun receiving payments, his benefits will be paid to his estate or designated beneficiary.

DESIGNATION OF INDEPENDENT AUDITORS

Cardinal’s Audit Committee approved the engagement of Hess Stewart & Campbell, PLLC to serve as Cardinal’s independent public accountants for the fiscal year ended December 31, 2011. In 2012, the Audit Committee intends to conduct a review to select its independent accounts for engagement for the fiscal year ending December 31, 2012 and expects to complete the review by mid-2012. A representative of Hess Stewart & Campbell, PLLC will be present at the Annual Meeting, have an opportunity to make a statement if so desired and will be available to answer questions.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the audited financial statements included in Cardinal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61 (Communication with Audit Committee). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independent Standard Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence with respect to Cardinal and its management.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cardinal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Fees Paid to Independent Auditor

The following fees were paid to Hess Stewart & Campbell, PLLC and Elliott Davis, LLC, for services provided to Cardinal for the fiscal years ended December 31, 2011 and 2010, respectively.

	2011	2010 (1)	2010 (2)

Audit Fees	$60,500	$60,500	$4,000
Audit-related Fees	—	—	755
Tax Fees	4,500	4,500	—
Other Fees	—	—	—

(1)	Fees paid to Hess Stewart & Campbell, PLLC.
(2)	Fees paid to Elliott Davis, LLC.

The audit fees are for professional services rendered for the audit of Cardinal’s annual consolidated financial statements and for the reviews of the consolidated financial statements included in Cardinal’s quarterly reports on Form 10-Q. During the years ended December 31, 2011 and 2010, Hess Stewart & Campbell, PLLC and Elliott Davis, LLC did not render any professional services to Cardinal in connection with the design and implementation of financial information systems. The audit-related fees are for services rendered related to accounting and disclosures related to various regulatory issues. Tax fees were for tax compliance, consulting and preparation services. The Audit Committee approves the non-audit and audit-related services provided by the independent auditor, and believes that the independent auditor’s provision of these services to Cardinal is compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. The Audit Committee intends to conduct a review to select its independent auditor for engagement for the fiscal year ending December 31, 2012 and expects to complete the review by mid-2012.

Financial Expert

We do not have an “audit committee financial expert” (for purposes of the SEC’s rules) on the Audit Committee. Cardinal is a small bank holding company located in a rural community. Cardinal is also highly regulated and frequently examined by federal and state banking authorities. Current board members either are business owners, have business backgrounds, or previous financial institution board experience and each has had experience as a director monitoring financial and regulatory matters. We believe this knowledge and experience adds value to the Audit Committee and obviates the need to have a financial expert.

Submitted by the members of the Audit Committee:

Dr, J. Howard Conduff, Jr. (Chairman)	Kevin D. Mitchell
William R. Gardner, Jr.	G. Harris Warner, Jr.

APPROVAL OF INDEPENDENT AUDITOR SERVICES AND FEES

All audit-related services, tax services and non-audit services are pre-approved as the need for such services arises by the Audit Committee, which concluded that the provision of such services by Hess Stewart & Campbell, PLLC did not impair that firm’s independence in the conduct of its auditing functions. The Audit Committee approves, consistent with the requirements of the federal securities laws, all auditing services and non-audit services provided to Cardinal by its independent auditors other than certain non-audit services prohibited by law to be performed by the primary independent auditors. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditor.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

On May 12, 2010, based upon the determination and approval of its Board of Directors, Cardinal terminated the engagement of Elliot Davis, LLC as its independent auditors and on May 13, 2010 engaged Hess, Stuart & Campbell, PLLC. The decision to engage Hess, Stuart & Campbell, PLLC was recommended by the Audit Committee and was unanimously approved by Cardinal’s Board.

The audit reports of Elliot Davis, LLC on Cardinal’s consolidated financial statements as of and for the fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles. During Cardinal’s fiscal years ended December 31, 2009 and 2008, and during the subsequent interim period through May 12, 2010, there was no disagreement between Cardinal and Elliot Davis, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Elliot Davis, LLC’s satisfaction, would have caused Elliot Davis, LLC to make reference to the subject matter of the disagreement in connection with its reports on Cardinal’s consolidated financial statements for such periods. There were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2009 and 2008, or during the subsequent interim period through May 12, 2010.

Cardinal provided Elliot Davis, LLC with a copy of the above disclosures, also set forth in Cardinal’s Current Report on Form 8-K/A field with the SEC on May 19, 2010, and requested that Elliot Davis, LLC furnish a letter addressed to the SEC stating whether they agreed with the above statements and, if not, stating the respects in which they did not agree. Elliot Davis, LLC’s letter stating its agreement with the above statements was filed as an exhibit to the Form 8-K/A.

During Cardinal’s fiscal years ended December 31, 2009 and 2008, and during the subsequent interim period through May 12, 2010, Cardinal did not consult with Hess, Stuart & Campbell, PLLC regarding either (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Cardinal’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Prior to its engagement, Hess, Stuart & Campbell, PLLC did not provide Cardinal with any written or oral advice that Hess, Stuart & Campbell, PLLC concluded was an important factor considered by Cardinal in reaching any decision as to any accounting, auditing or financial reporting issue.

CODE OF ETHICS

Cardinal has in place a written Code of Ethics for Senior Officers, including the Chief Executive Officer and Chief Financial Officer. A copy of the code is incorporated herein by reference to Exhibit 14 of Cardinal’s 2011 10-K filed on March 16, 2012. Any shareholder desiring a copy of the code also may receive one without charge by writing Annette V. Battle, Corporate Secretary, P.O. Box 215, Floyd, Virginia, 24091.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cardinal’s directors and officers, and other corporations, business organizations and persons with which some of Cardinal’s directors and officers are affiliated, customarily have banking transactions with the Bank of Floyd. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral for loans, as those prevailing at the time for comparable transactions with persons not affiliated with Cardinal and did not involve more than the normal risk of collectibility or present other unfavorable features.

SHAREHOLDER PROPOSALS

Submission of Shareholder Proposals for Inclusion in

Cardinal Proxy Statement and Form of Proxy for 2013 Annual Meeting

Proposals of shareholders intended to be presented at the 2013 Annual Meeting of Shareholders of Cardinal must be received by Cardinal not later than January [    ], 2013 and comply with all the requirements of Cardinal’s Bylaws and SEC Rule 14a-8 and otherwise comply with Cardinal’s Bylaws in effect for such meeting, in order to be included in the proxy statement and form of proxy relating to the 2013 Annual Meeting. Such proposals, including shareholder nominations of candidates for election as Cardinal directors, should be sent to Cardinal’s principal office at 101 Jacksonville Circle, P.O. Box 215, Floyd, Virginia 24091, Attn: Corporate Secretary, by certified mail, return receipt requested. Any proposal that is received by Cardinal after January [    ], 2013, will be considered untimely for inclusion in the proxy statement and form of proxy for the 2013 Annual Meeting.

Generally, shareholder proposals and nominations for the Board of Directors to be considered at an annual meeting of shareholders must meet the requirements set forth in Cardinal’s Bylaws as in effect for such meeting.

Submission of Shareholder Proposals or Nominations for Director

Cardinal’s Bylaws provide that no business may be transacted at a shareholders’ meeting except such business as shall be (1) specified in the meeting notice; (2) brought before the meeting at the Board’s direction; or (3) brought before the meeting by a shareholder of record entitled to vote at the meeting in compliance with SEC Rule 14a-8. A shareholder must mail to Cardinal’s principal office at 101 Jacksonville Circle, P.O. Box 215, Floyd, Virginia 24091, Attn: Corporate Secretary, notice of the shareholder’s proposal no less than 120 days prior to the mailing date of the proxy statement for the previous year’s annual shareholder meeting. The notice of action a shareholder proposes to bring before an annual meeting must include (a) a brief description of the business and the reasons for bringing the business before the meeting; (b) the shareholder’s name and address as they appear on Cardinal’s books; (c) the classes and number of shares of Cardinal owned of record or beneficially by such shareholder; and (d) any material interest of the shareholder in such business, other than his interest as a shareholder of Cardinal.

Similarly, Cardinal’s Bylaws currently provide that any shareholder desiring to nominate one or more persons for election at an annual meeting must submit the name of the proposed nominee(s) in writing, together with a statement signed by each proposed nomineee agreeing to serve, if elected, and a confirmation from the applicable regulatory agencies that each such nominee is qualified to serve. This submission must be submitted to Cardinal at 101 Jacksonville Circle, P.O. Box 215, Floyd, Virginia 24091, Attn: Corporate Secretary, not less than 30 days prior to the date set for the annual shareholders meeting.

2011 ANNUAL REPORT

Cardinal’s Annual Report on Form 10-K for the year ended December 31, 2011, which includes audited consolidated balance sheets as of December 31, 2011 and 2010, consolidated statements of income, stockholders’ equity and cash flows for the years ended December 31, 2011 and 2010, along with the related notes, is being mailed with this Proxy Statement.

OTHER BUSINESS

Director Nominations

On February 23, 2012, Cardinal received a notice letter from Schaller Equity Partners, a shareholder, of its intent to nominate the Schaller Nominees for election to the Board of Directors at the Annual Meeting. On February 24, 2012, the Schaller Ownership filed amendment no. 6 to Schedule 13D with the SEC indicating its intent to conduct a proxy solicitation in support of its desire to elect the Schaller Nominees. Subsequently, on March 30, 2012, the Schaller Coalition filed preliminary proxy materials with the SEC indicating its intention to solicit proxies in support of the candidacies of the Schaller Nominees.

The Schaller Nominees have NOT been endorsed by the Cardinal’s Board of Directors or the Nominating Committee. Cardinal strongly urges shareholders NOT to sign any proxy card that you may receive from the Schaller Coalition or its representatives. If you have previously signed a proxy card that may have been sent to you from the Schaller Coalition, you may change any vote you may have cast in favor of the Schaller Nominees and vote in favor of the Board’s nominees by signing, dating and returning the enclosed WHITE proxy card in the postage-prepaid envelope or by voting by ballot.

Cardinal is not responsible for the accuracy of any information provided by or relating to the Schaller Coalition or its nominees contained in any proxy solicitation materials filed or disseminated by the Schaller Coalition or any other statements that it may otherwise make.

See “Background Information on the Events Leading up to the Schaller Coalition’s Solicitation” on page [        ] for more information, including the Nominating Committee’s consideration of the Schaller Nominees as candidates for nomination as directors at the Annual Meeting. As explained in that section, the committee determined not to include these individuals in the slate of director nominees for election to the Board of Directors at the Annual Meeting.

General

The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. However, in the event that any other matters are properly presented for action at the Annual Meeting or any adjournment thereof, it is the intention of the persons named as proxies on the enclosed WHITE proxy card to vote the shares they represent in their discretion.

Shareholders are urged to complete, sign, date and return promptly the enclosed WHITE proxy card. Your prompt response and cooperation is appreciated.

By Order of the Board of Directors

Leon Moore
Chairman of the Board
President and Chief Executive Officer

Dated: April [    ], 2012

Appendix A

Information Concerning Participants in Cardinal’s Solicitation of Proxies

Under applicable Securities and Exchange Commission regulations, members of the Board of Directors and certain of Cardinal Bankshares Corporation’s officers and employees are considered to be “participants” with respect to Cardinal’s solicitation of proxies in connection with the 2012 Annual Meeting. Information concerning the participants is provided below.

Directors

The directors and director nominees who are considered participants in Cardinal’s solicitation are: Dr. J. Howard Conduff, Jr., William R. Gardner, Jr., Michael D. Larrowe, Kevin D. Mitchell, Ronald Leon Moore and G. Harris Warner, Jr. Their principal occupations are set forth under the section titled “Proposal 1 – Election of Directors” in the Proxy Statement. The business address of each of these individuals for this purpose is Cardinal Bankshares Corporation, 101 Jacksonville Circle, P. O. Box 215, Floyd, Virginia 24091.

Officers and Employees

The principal occupations of Cardinal’s officers and employees who are considered to be participants are provided below. The principal occupation refers to such person’s position with Cardinal and the Bank of Floyd, and the business address for each person is Cardinal Bankshares Corporation, 101 Jacksonville Circle, P. O. Box 215, Floyd, Virginia 24091.

Name	Principal Occupation

Ronald Leon Moore	Chairman, President and Chief Executive Officer of Cardinal Bankshares Corporation and Chairman of Bank of Floyd.

Michael D. Larrowe	Executive Vice President of Cardinal Bankshares Corporation and Bank of Floyd.

J. Alan Dickerson	Vice President and Chief Financial Officer of Cardinal Bankshares Corporation and Vice President and Cashier of Bank of Floyd

Annette V. Battle	Senior Vice President and Corporate Secretary

Information Regarding Ownership of Cardinal’s Securities by Participants

The shares of Cardinal’s common stock beneficially owned by each participant identified above (other than Ms. Battle) are set forth under the sections titled “Security Ownership of Principal Shareholders” and “Security Ownership of Directors and Executive Officers” in the Proxy Statement. Except as otherwise disclosed in the Proxy Statement, each of the participants owns of record and beneficially owns the shares listed in that table opposite such participant’s name. As of April [    ], 2012, using the same assumptions and definitions used in the above referenced section, Ms. Battle owned of record and beneficially 48 shares of Cardinal’s common stock, all of which are held jointly with her husband and over which she shares voting and investment power.

A-1

Information Regarding Transactions in Cardinal’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of our common stock by the participants since April [    ], 2010. Except as described in this Appendix A or in the Proxy Statement, shares of Cardinal common stock owned of record by each participant are also beneficially owned by such participant. Unless otherwise indicated, all transactions were in the public market [or pursuant to Cardinal’s equity compensation plans] and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares	Transaction Type		Description

Michael D. Larrowe	9/15/11	255		(1)	Purchase

(1)	Acquisition: Open market purchase

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or in the Proxy Statement, no associate of any person identified above as a participant beneficially owns any shares of common stock or other securities of Cardinal. Furthermore, except as described in this Appendix A or in the Proxy Statement, no participant or any of his or her associates, is either a party to any transactions or series of similar transactions since the beginning of Cardinal’s last fiscal year, or any currently proposed transaction or series of similar transactions, (i) in which Cardinal or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000, or (iii) in which any such person or any of his or her associates had or will have a direct or indirect material interest.

Except as described in this Appendix A or in the Proxy Statement, no participant or any of his or her associates has entered into any agreement or understanding with any person respecting any future employment by Cardinal or its affiliates or any future transactions to which Cardinal or any of its affiliates will or may be a party. Except as described in this Appendix A or in the Proxy Statement, there are no contracts, arrangements or understandings by any of the participants within the past year with any person with respect to any securities of Cardinal, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or in the Proxy Statement, none of the participants owns beneficially any securities of any subsidiary of Cardinal. Except as described in this Appendix A or the Proxy Statement, no participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. There are no material proceedings to which any participant or any associate of any such person is a party adverse to Cardinal or any of its subsidiaries or has a material interest adverse to Cardinal or any of its subsidiaries.

A-2

Appendix B

CARDINAL BANKSHARES CORPORATION

THE BANK OF FLOYD

AND SUBSIDIARIES

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

•	The financial reports and other financial information provided by the Bank to any governmental body or the public,

•	The Bank’s systems of internal controls regarding finance, accounting, legal compliance that management and the Board have established,

•	The Bank’s auditing, accounting and financial reporting processes.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to the Bank’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Bank’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Bank’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accounts, and executive management, the internal auditing department, and the Board of Directors.

II.	COMPOSITION

The Audit Committee shall be formed at the holding company level and be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. No member of the Committee shall be employed or otherwise affiliated with the Bank’s independent accounts.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, the Committee member shall be responsible for alerting the committee Chair, and in the case where the Committee Chair faces a potential or actual conflict of interest, the Committee Chair shall advise the Chairman of the Board of Directors. In the event that the Committee Chair, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet at least four times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with executive management, the director of the internal auditing department and the independent accountants to discuss any matters that the Committee or any of these groups believe should be discussed privately. Meetings shall be scheduled at the direction of the Committee Chair. Except in emergency situations, notice of the meetings shall be provided at least three days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

All meetings with legal consultants, management, staff and outside auditors, accountants and retained advisors will be deemed to be confidential.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the Bank’s annual financial statements, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

4.	Review with financial management and the independent accounts the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

1.	Recommend to the Board of Directors the selection of the independent accountants, which shall be ultimately accountable to the Board and the Committee, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Bank to determine the accountants’ independence.

2.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

3.	Periodically consult with the independent accountants about internal controls and the fullness and accuracy of the Bank’s financial statements.

Financial Reporting Processes

1.	Review the integrity of the Bank’s financial reporting processes, both internal and external.

2.	Discuss with the independent accountants and audit the quality and appropriateness of the Bank’s accounting principals as applied in its financial reporting.

3.	Consider and approve, if appropriate, major changes to the Bank’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

Whistleblowing Procedures

The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Bank regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Bank of concerns regarding questionable accounting or auditing matters.

Access to Records, Consultants and Others

The Committee shall have the full resources and authority:

1.	To investigate any matter brought to it attention with full access to all books, records, facilities and personnel of the Bank;

2.	To retain outside legal, accounting or other consultants to advise the Committee;

3.	To request any officer or employee; of the Bank, the Bank’s outside counsel, internal auditor, or independent auditors to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

Process Improvement

1.	Establish systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Following completion of the annual audit, review any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

4.	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices have been implemented.

5.	Review activities, organizational structure, and qualifications of the internal audit department.

The Committee shall report to the shareholders in the Bank’s proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this charter.

The Committee’s function is one of oversight and review, and it is not expected to audit the Bank, to define the scope of the audit, to control the Bank’s accounting practices, or to define the standards to be used in preparation of the Bank’s financial statements.

Perform any other activities consistent with this Charter, the Bank’s By-laws and governing law, as the Board deems necessary or appropriate.

References to the Bank shall mean the Bank of Floyd and, as appropriate, Cardinal Bankshares Corporation.

Approved by the Audit Committee
Date: March 10, 2010
Approved by the Board of Directors
Date: March 10, 2010

Preliminary Copy

REVOCABLE PROXY

CARDINAL BANKSHARES CORPORATION

Annual Meeting of Shareholders

May [    ], 2012

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF CARDINAL BANKSHARES CORPORATION

The undersigned hereby appoints [                    ], [                    ] and [                    ], each of whom may act, as proxies, with full power of substitution, to vote all the shares of Common Stock of Cardinal Bankshares Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on [                    , May     ], 2012, at 2:00 p.m., local time, and at any adjournment thereof, as follows:

1.	Election of six directors to serve until the 2013 Annual Meeting of Shareholders.

☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	FOR ALL EXCEPT (see instruction below)

(Instruction: To withhold authority to vote for any individual nominee,

mark “FOR ALL EXCEPT” and strike a line through the nominee’s name in the list below.)

Dr. Joseph Howard Conduff, Jr.	Kevin D. Mitchell
William R. Gardner, Jr.	Ronald Leon Moore
Michael D. Larrowe	G. Harris Warner, Jr.

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy, when properly executed, is revocable and will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all director nominees in Proposal One and FOR Proposal Two. Each of the proxies is authorized to vote in his discretion upon any other matters as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt from Cardinal Bankshares Corporation prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated April [    ], 2012 with respect to the 2012 Annual Meeting, as well as the 2011 Form 10-K.

(Signature of Shareholder)	(Date)	(Signature of Shareholder)	(Date)

NOTE: When signing as attorney, trustee, administrator, executive or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. In the case of joint tenants, each joint owner must sign.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.